KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111




February 28, 2017

Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously principal accountants for Elfun
International Equity Fund (Investment Company Act file number 811-05216), Elfun Trusts (Investment
Company Act file number 811-00483), Elfun
Diversified Fund (Investment Company Act file number 811-05324), Elfun Tax-Exempt Income Fund
(Investment Company Act file number 811-02735),
Elfun Income Fund (Investment Company Act file number 811-03715) and Elfun Government Money
Market Fund Fund (Investment Company Act file number 811-05904) (collectively, the "Funds") and, under the date of February 24, 2016, we reported on the statement of assets and liabilities, including the schedules of investments as of December 31, 2015, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. On June 30, 2016 we resigned.

We have read the statements made by the Funds which we understand will be filed with the Commission pursuant to Item 77K of Form N-SAR dated February
28, 2017, and we agree with such statements, except that we are not in a position to agree or disagree with the Funds' statements regarding the appointment of Ernst & Young LLP ("EY") as independent registered public accounting firm or that neither the Funds nor anyone on their behalf consulted EY prior to appointment on items which:
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds' financial statements, or (ii) concerned the subject of a disagreement or reportable events.

Very truly yours,
/s/ KPMG LLP
































KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with
KPMG International Cooperative ("KPMG
International"), a Swiss entity.